UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	International Paper Company (the “Company”) held its annual meeting of shareowners on May 9, 2016.

(b) Of the 411,159,882 shares outstanding on the record date and entitled to vote at the meeting, 372,283,348 shares were present at the meeting in person or by proxy, constituting a quorum of 90.5 percent. The shareowners of the Company’s common stock considered and voted upon three Company proposals at the meeting.

Item 1 – Company Proposal to Elect 12 Directors

The holders of the common stock of the Company elected each of the following nominees as directors, to serve a term of one year ending the earlier of (i) the Company’s 2017 annual meeting of shareowners and the date a qualified successor has been elected, or (ii) death, resignation or retirement. The directors were elected by the following count:

Directors	For	Against	Abstain	Broker Non-Votes
David J. Bronczek	317,421,034	1,268,204	522,320	53,071,790
William J. Burns	317,782,571	925,267	503,720	53,071,790
Ahmet C. Dorduncu	317,928,243	759,159	524,156	53,071,790
Ilene S. Gordon	317,532,124	1,181,785	497,649	53,071,790
Jay L. Johnson	317,863,558	836,144	511,856	53,071,790
Stacey J. Mobley	313,747,998	4,968,832	494,728	53,071,790
Joan E. Spero	317,478,201	1,247,418	485,939	53,071,790
Mark S. Sutton	301,376,255	13,159,801	4,675,502	53,071,790
John L. Townsend, III	317,370,096	1,299,690	541,772	53,071,790
William G. Walter	316,349,361	2,349,700	512,497	53,071,790
J. Steven Whisler	317,488,555	1,200,648	522,355	53,071,790
Ray G. Young	317,838,479	849,766	523,313	53,071,790

Item 2 – Company Proposal to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2016

The holders of the Company’s common stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 by the following count:

For	Against	Abstain	Broker Non-Votes
368,308,074	3,244,600	730,674	—

Item 3 – Company Proposal to Vote on a Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
306,084,571	11,467,006	1,659,981	53,071,790

(c) and (d)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: May 9, 2016	By:	/s/ SHARON R. RYAN
	Name:	Sharon R. Ryan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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